GPMFS Fund Limited

WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY

1

First Directors

It is noted that the first directors (the "First Directors" or “Directors”) of GPMFS Fund Limited (the "Company"), have been appointed by a resolution of the subscriber to the memorandum of association (the "Subscriber Shareholder") passed on 5 January 2011.

It is further noted that the First Directors are:

(1) Andrew Rogers

(2) Emile Molineaux.

2

Election of New Directors

It is noted that Section 33.2 of the Memorandum and Articles of Association of the Company (the “Articles”) provides that the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director.

IT IS THEREFORE RESOLVED, that the following persons are elected as Directors (collectively, the “New Directors” and together with the First Directors the “Directors”) of the Company, and each to serve until he resigns, is terminated or his successor is otherwise elected and qualified:

(1) Michael Miola

(2) Anthony Hertl

(3) John Palancia

(4) Mark Taylor

(5) Gary Lanzen

3

Resignation of First Directors

It is noted that Section 34(a) of the Articles provides that a Director may vacate his office if the Director gives notice in writing to the Company that he resigns the office of Director.

IT IS THEREFORE RESOLVED, that the Company accepts the resignation of Andrew Rogers and Emile Molineaux as a Director of the Company, effective upon the election of the New Directors.

This consent, which also serves as written notice of resignation of the undersigned, may be executed in one of more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Director	Signature	Date
Andrew Rogers	/s/ Andrew Rogers	5/10/13
Emile Molineaux	/s/ Emile Molineaux	5/9/13

4

Power of Attorney

It is noted that the Northern Lights Fund Trust, a business trust organized under the laws of the State of Delaware (the "Trust"), periodically files amendments to its Registration Statement with the Securities Exchange Commission under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended.

It is further noted that the Company is a company organized under the laws of the Cayman Islands and is a wholly-owned subsidiary of the Grant Park Managed Futures Strategy Fund (the “Fund”), a series of the Trust.

It is further noted, an offering of the Fund is an indirect offering of the Company.  Accordingly, amendments to the Trust’s Registration Statement with respect to the Fund also concern the Company.

IT IS THEREFORE RESOLVED, the undersigned New Director hereby constitutes and appoints JAMES ASH, KEVIN WOLF AND ANDREW ROGERS as attorneys for him and in his name, place and stead, and in his capacity as Directors of GPMFS Fund Limited, to execute and file any Amendment or Amendments to the Trust's Registration Statement (file Nos. 333-122917, 811-21720) hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

This consent, which also serves as written notice of resignation of the undersigned First Directors, may be executed in one of more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

First Directors

/s/ Andrew Rogers Andrew Rogers	/s/ Emile Molineaux Emile Molineaux
Date: 5/10/13	Date: 5/9/13

New Directors

______________________________________ Michael Miola	/s/ Anthony Hertl Anthony Hertl
Date:	Date: 5/21/13
/s/ John Palancia John Palancia	/s/ Mark Taylor Mark Taylor
Date: 5/21/13	Date:5/21/13
/s/ Gary Lanzen Gary Lanzen
Date: 5/21/13